Exhibit 99.1

Contact:

Frank Constantinople – Senior Vice President, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle to Present at the JP Morgan Aviation, Transportation and Defense Conference

Stamford, CT. February 26, 2013 — Aircastle Limited (NYSE: AYR) (“Aircastle”) announced today that Ron Wainshal, Chief Executive Officer, and Michael Inglese, Chief Financial Officer, will be presenting at the JP Morgan Aviation, Transportation and Defense Conference at JP Morgan’s Conference Center in New York City on Tuesday, March 5, 2013 at 10:25 a.m. Eastern Time.

A live webcast of the presentation and slides will be available to the public on the Investor Relations section of Aircastle’s website at http://www.aircastle.com/. Please allow extra time prior to the presentation to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the presentation will also be available on the company’s website.

About Aircastle Limited

Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of December 31, 2012, Aircastle’s aircraft portfolio consisted of 159 aircraft on lease with 69 customers located in 36 countries.

For more information on Aircastle, please visit www.aircastle.com.

SOURCE: Aircastle Limited